February 26, 1996



The Guardian Bond Fund, Inc.
201 Park Avenue South
New York, New York  10003

Gentlemen and Ladies:

     We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 15 to the registration statement on Form N-1A for The Guardian Bond Fund, Inc. (File No. 2-81150) and to the filing of this consent as an exhibit to the registration statement.

                            Very truly yours,

                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                            By: /s/ Cathy G. O'Kelly
                                ----------------------------
                                    Cathy G. O'Kelly

COK/mic~